                        PRELIMINARY INFORMATION STATEMENT
                       SECURITIES AND EXCHANGE COMMISSION

   As filed with the Securities and Exchange Commission on November 16, 2006.

                                                        Registration No. 2-66073

                       Securities and Exchange Commission
                             Washington, D.C., 20549
                            Schedule 14C Information
                                      Under
                            Reg. Section 240.14c-101

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check appropriate box:

(X)      Preliminary Information Statement

( ) Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

( )      Definitive Information Statement

                             NRM INVESTMENT COMPANY
            ---------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            OF NRM INVESTMENT COMPANY

                                December 20, 2006

         The annual meeting of the shareholders of NRM Investment Company is to be held at Philadelphia Country Club, Spring Mill Road, Gladwyne, Pennsylvania, on December 20, 2006 at 9:00 a.m. Inquiries about the agenda for the meeting should be addressed to the Company's assistant secretary, Edward Fackenthal at Suite 209, One Montgomery Plaza, Norristown, Pennsylvania, 19401, or telephone
(610) 279-3370.

         The principal executive office of NRM Investment Company is Suite 112, Rosemont Business Campus # 3, 919 Conestoga Road, Rosemont, Pennsylvania, 19010.



                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This information statement and notice of the annual meeting of the shareholders will be mailed to shareholders of record on November 29, 2006.

         Security Ownership of Certain Beneficial Owners and Management

         The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders. Table I shows the information about the directors. These individuals, acting as a committee of the whole, together with First National Trust Company, Johnstown, PA serve as the Company's administrators.

         Note that in addition to being directors, John H. McCoy is Chairman of the Board, President and Treasurer. Board member James Fisher is Secretary. George W. Connell is the principal officer of Haverford Investment Management, Inc., ("HIM") the Company's current investment adviser. Messrs. McCoy and Rainer have been directors of the Company since its inception as an investment company in 1979. Mr. Joseph Somers has been a director since 1984. Mr. Connell has been a director since December 1992 and Mr. Fisher has been a director since December 2000. All directors are elected for a one-year term. Officers serve for indefinite terms at the discretion of the directors.

         The directors hold no other directorships in companies registered under the Securities Act.

         Information for Table I regarding the shares these individuals own was furnished by First National Trust Company, Johnstown, PA, the Company's custodian, administrator, transfer agent and provider of certain other services.

                                     TABLE I

Name and Address                        No of Shares                      Percentage of Ownership
----------------------                  ------------------------------    --------------------------------

John H. McCoy                           2,817,679                         78. 1%
280 Abrahams Lane
Villanova, PA 19035

Francis J. Rainer                       0                                    0 %
6563 Ridgewood  Drive
Naples, FL 34108

Joseph V. Somers                         90,000                             2.5%
1518 Mt. Pleasant Rd.
Villanova, PA 19085

George W. Connell                       153,511                             4.3%
#3 Radnor Corporate Ctr.
Suite 450
100 Matsonford Road
Radnor, PA 19087

James Fisher
Tedwyn Apartments Apt. 801               50,000                             1.4%
840 Montgomery Avenue
Bryn Mawr, PA 19010

                       TABLE II - A - Interested Directors

         John H. McCoy and George W. Connell are "interested" directors as defined in the Investment Company Act of 1940. Mr. McCoy owns 78.1% of the outstanding shares of the Company, is its chief executive officer and controls the Company. Mr. Connell is the principal of the corporate parent of the investment adviser for the Company and owns 4.3% of the Company's stock.

               Name                               Position                     Principal Occupation
                                               with Registrant                During Past Five Years
-----------------------------------     ------------------------------    --------------------------------
John H. McCoy (1)                       Director, President               Former President of National
                                        Treasurer (1)                     Rolling Mills, Inc., a steel
                                                                          rolling plant; retired since
                                                                          1984. Prior thereto, he was
                                                                          President and Director of
                                                                          National Rolling Mills Co.
                                                                          84 years old.

George W. Connell                       Director                          Chairman and Chief Executive
                                                                          Officer of Haverford Trust
                                                                          Company and  HIM,
                                                                          70 years old.



(1) Served as President since the inception of the Company; as Treasurer since January 2001.


       Table II - Directors Who are not defined as "Interested Directors"

Francis J. Rainer                       Director                          Former President of Rainer &
                                                                          Company a Professional C.P.A.
                                                                          Corporation. He is also a
                                                                          former Vice-Chairman of the
                                                                          Board of Delaware Valley
                                                                          Savings. 83 years old.

Joseph V. Somers                        Director                          Presently retired; former
                                                                          President of Somers
                                                                          Construction Company and Vice
                                                                          President of Industrial Lift
                                                                          Truck Co. 85 years old.

James Fisher                            Director, Secretary (2)           Former Vice President of
                                                                          Sales, Steel Division,
                                                                          National Rolling Mills, Inc.;
                                                                          prior thereto, Aluminum
                                                                          Product Manager, Edgecombe
                                                                          Steel.
                                                                          85 years old.

(2)      Served as Secretary since March 2002

         Except for $400.00 per directors' meeting attended, the company does not compensate the officers and directors. During the fiscal year ending August 31, 2006 there were four quarterly meetings and one special meeting in the last fiscal year. The directors attended all of them with the exception of one director who missed one meeting and one director (resigning as of January 1, 2007) who missed four meetings.

         The Company has no audit, compensation, or nominating committees and has no underwriter.

                           The Agenda for the Meeting

                        Announcements to the Shareholders

         The following are items of information expected to be announced to the shareholders; they will require no action.

                                  Annual Report

         The Company's annual report for the year ending August 31, 2006 was sent to shareholders of record on October 26, 2006; the Board and a representative of the Company's investment adviser will be present in person to discuss the contents of the report with the shareholders. The report was also contained in the Registration Statement filed with the Securities and Exchange Commission on October 30, 2006. Any shareholder wishing a copy of the annual report may obtain the same without cost by calling Edward Fackenthal, counsel for the Company, collect, at (610) 279-3370.


           Further Employment of Officers and Other Service Providers

         Management will recommend to the Board, and the Board, if accepted, will announce its resolution to reappoint (1) John H. McCoy, Jr. to the positions of president and treasurer; (2) James Fisher to the position of secretary; (3) Edward Fackenthal to the position of assistant secretary, and (4) current counsel, custodian, transfer agent, and books and records administrator to their respective positions.

                             The Investment Adviser

         From December 9, 1992 through July 15, 1997 Rittenhouse Financial Services, Inc. ("RFS") served as the Company's investment adviser. On September 1, 1997 the John Nuveen Company acquired RFS. On October 7, 1997 the Company's Board ratified an amendment to the advisory agreement dated September 3, 1997 assigning the investment advisory account and agreement from RFS to the Rittenhouse Trust Company. The Rittenhouse Trust Company later changed its name to Haverford Trust Company; the Haverford Trust Company then in January 2004, organized a wholly owned Pennsylvania subsidiary corporation named Haverford Investment Management, Inc.("HIM") to perform its advisory services. HIM is qualified to act as an investment adviser for the Company under the Investment Advisers Act and the Investment Company Act. Through its own activities and that of its related companies, HIM provides advisory, brokerage and other financial services to individual and institutional clients. The offices of the adviser are at Suite 450, No. 3 Radnor Corporate Center, Radnor, PA 19087.

         Haverford Trust Company ("HTC") had been engaged as an adviser to the Company to render opinions on best price and execution for trades executed in the account. It also opined on the suitability of security purchases and trading activity to meet the goals and objectives of the Board and shareholders. HTC's officers have had 23 years of experience in managing or advising clients' fixed income assets as well as a long history of working with the Company. Their experience in trading with a wide variety of Wall Street firms gave the Board a broad view of trading effectiveness. Its research contacts on Wall Street, in addition to its in-house capabilities, gave the Board a unique perspective on economics and forecasts of future rate movements. HIM's officers are all officers of HTC who traditionally rendered advisory services to the Company. HIM has adopted and supplied the Company copies of policies and procedures, and a Code of Ethics. The Company through counsel has reviewed them and is satisfied that they comply with law and that the investment philosophy specified in the policies suits the needs of the Company.

         Attached is a listing of the directors of the adviser.


         The adviser will furnish investment advice to the Board on a fully discretionary basis. The Board acting for the Company as a committee of the whole oversees the activities of the adviser. The contract is terminable upon notice by the Company, and upon 30 days notice by the adviser. No changes in the contract are expected for the coming year; compensation for the adviser for the past year and for the coming year was, and is expected to be, at the annual rate of .30% of the Company's portfolio value measured quarterly. No funds were paid to an affiliated broker.

         The last submission of the advisory contract to the shareholders was at the 2005 annual meeting taking place on December 15, 2006.

                       Status of Environmental Proceedings

         Counsel for the Company will report upon the Boarhead Farm environmental cleanup project.


                           Action by the Shareholders

                           Tabulation of Shareholders

         There are, as of the record date, 3,607,980 outstanding shares of the Company, held in one class by 118 shareholders. Each share is entitled to one vote. At the meeting, the Secretary shall tabulate the number of shareholders present in person or by proxy, add the number of shares they represent, collectively, and shall make a determination whether such shares are sufficient for the transaction of business. There are not expected to be "broker non-votes" or abstentions. Should sufficient shares be thus represented, the Chairman will proceed with the following business:

                             I Election of Directors

         The Chairman of the meeting will entertain nominations for directors for the ensuing year. Nominations by management will be existing board members John H. McCoy, Jr., Joseph V. Somers, George W. Connell, and James Fisher, and proposed member Joseph Fabrizio. Francis Rainer, director for the past year and from the inception of the Company's activities as a registered investment company will resign effective January 1, 2007. The directors will be elected by a simple majority vote; shareholders are not entitled to accumulate their votes.

         At the close of nominations, there will be an appointment of a judge of elections, if requested by the shareholders, the appointment to be a non-candidate appointed by the Chairman. Thereafter there will be a vote by shareholders for directors by ballot or voice vote.

                    II Employment of Auditors and Audit Fees

         The board has reviewed the performance of Beard Miller Company, LLP, Harrisburg, Pennsylvania, as the Company's auditor for the fiscal year ending August 31, 2006 and will recommend to the shareholders that they re-employ the auditor for the fiscal year ending August 31, 2007. No representative of the auditor's firm is expected to be present at the meeting. For the audit of the Company's annual financial statements for the most recent fiscal year the auditor billed $16,000 The firm provides only audit services and provides no services to the investment adviser. Based thereon, the directors are satisfied that the auditor will be able to maintain its required independence.

         Should any shareholder or other attendee at the meeting have information respecting other candidates for the Company's auditor for fiscal 2007, the board will entertain and discuss a motion in this regard.

                         III Alternate Investment Policy

         Pursuant to shareholder resolution, the Company, during the past year changed its investment policies and strategy from investing primarily in municipal bonds that assure federal, tax free distributions to its shareholders, to investing in such municipals for a minimum percentage just over one-half of the portfolio, and for the balance of the portfolio, in other securities whether taxable or tax-free bonds, equities or derivatives that produce high income. It currently invests the major part of the non-municipal portfolio in preferred shares qualifying for the fifteen percent maximum federal income tax rate. The Board will recommend to the shareholders that the Company consider still other near-term, high income investments. For the long term the Company will no longer be limited in investment choice for any part of its portfolio except as provided in the Investment Company Act, the Internal Revenue Code or other controlling legislation, rule or decision. In making investment choices the Board and adviser will however have a secondary objective of preserving capital.


                 IV Reappointment of Existing Investment Adviser

         Based upon the information noted above in the announcement to shareholders, the Board will submit to the shareholders the reappointment of Haverford Investment Management, Inc. as the Company's investment adviser. It may also submit the appointment of an alternate advisor, additional advisers or sub-advisers to assist in carrying out the new investment objective.

                        V Certification by Access Persons

         Pursuant to the Ethics rules adopted by the Company, the shareholders/directors who are access persons within the meaning of the Code, the Investment Company Act and the regulations thereunder, certify that they have duly reported investment information to the Company's compliance officer and have otherwise abided by the Code requirements.

         The Company will entertain any other business that is properly presented to the shareholders.

                                                       Edward Fackenthal
                                                       Assistant Secretary

The Haverford Investment Management Directors

Chairman:    George W. Connell
Board Members:
        Joseph J. McLaughlin, Jr.
        Binney H.C. Wietlisbach
        Henry B. Smith

3 Radnor Corporate Center
Suite 450
Radnor, PA 19087